Exhibit 99.1

P R E S S A N N O U N C E M E N T

Investor Contact:	Press Contact:
Brian Flanagan	Erica McShane
Progress Software	Progress Software
+1 781 280 4817	+1 888 365 2779 (x3135)
flanagan@progress.com	erica.mcshane@progress.com

Progress 2020 First Quarter Results Exceed Guidance

BEDFORD, MA, March 26, 2020 (GlobeNewswire) — Progress (NASDAQ: PRGS), the leading provider of application development and digital experience technologies, today announced results for its fiscal first quarter ended February 29, 2020.

On a GAAP basis, revenue was $109.7 million during the quarter compared to $89.5 million in the same quarter last year, a year-over-year increase of 22% on an actual currency basis and 23% on a constant currency basis. On a non-GAAP basis, revenue was $113.8 million during the quarter compared to $89.5 million in the same quarter last year, an increase of 27% on an actual currency basis and 28% on a constant currency basis.

On a GAAP basis, diluted earnings per share during the quarter was $0.46 compared to $0.21 in the same quarter last year, an increase of 119%. On a non-GAAP basis, diluted earnings per share during the quarter was $0.76 compared to $0.50 in the same quarter last year, an increase of 52%.

“Q1 was a very strong quarter for us,” said Yogesh Gupta, CEO at Progress. “We exceeded both our revenue and EPS guidance, sustaining the momentum we achieved in 2019. Given the durable nature of our business, I’m confident that we can deliver solid results despite the current level of macro-economic uncertainty. Longer-term, we remain optimistic in our opportunity to drive shareholder value through accretive acquisitions in the software infrastructure space."

Additional financial highlights included:

	Three Months Ended
	GAAP			Non-GAAP
(In thousands, except percentages and per share amounts)	February 29, 2020	February 28, 2019	% Change	February 29, 2020	February 28, 2019	% Change
Revenue	$109,683	$89,549	22%	$113,762	$89,549	27%
Income from operations	$30,712	$15,409	99%	$47,973	$30,251	59%
Operating margin	28%	17%	65%	42%	34%	24%
Net income	$21,116	$9,402	125%	$34,703	$22,725	53%
Diluted earnings per share	$0.46	$0.21	119%	$0.76	$0.50	52%
Cash from operations (GAAP) /Adjusted free cash flow (Non-GAAP)	$33,016	$24,444	35%	$33,297	$24,357	37%

Anthony Folger, CFO, said: “We achieved solid cash flows in Q1, and our strong operating margins and EPS growth for the quarter demonstrate the significant leverage we have in our business. While our 2020 results will be impacted by the economic challenges brought on by the COVID-19 crisis, we remain confident in the overall health of our business, and in our ability to continue to execute on our strategy.”

Other fiscal first quarter 2020 metrics and recent results included:

•	Cash, cash equivalents and short-term investments were $177.1 million at the end of the quarter;

•	DSO was 49 days compared to 56 days in both the fiscal first quarter of 2019 and the fiscal fourth quarter of 2019;

•
Pursuant to the $250 million share authorization by the Board of Directors, Progress repurchased 0.4 million shares for $20.0 million during the fiscal first quarter of 2020. As of February 29, 2020, there was $230.0 million remaining under this authorization; and

•
On March 18, 2020, our Board of Directors declared a quarterly dividend of $0.165 per share of common stock that will be paid on June 15, 2020 to shareholders of record as of the close of business on June 1, 2020.

2020 Updated Business Outlook

Progress provides the following updated guidance for the fiscal year ending November 30, 2020 and the fiscal second quarter ending May 31, 2020, which reflects the expected impact of COVID-19 and changes in currency translation:

	Prior FY 2020 Guidance (January 16, 2020)		Updated FY 2020 Guidance (March 26, 2020)
(In millions, except percentages and per share amounts)	FY 2020 GAAP*	FY 2020 Non-GAAP	FY 2020 GAAP	FY 2020 Non-GAAP
Revenue	$440 - $447	$448 - $455	$420 - $430	$428 - $438
Diluted earnings per share	$1.87 - $1.91	$2.87 - $2.92	$1.73 - $1.80	$2.73 - $2.80
Operating margin	27%	39%	27%	39%
Cash from operations (GAAP) / Adjusted free cash flow (Non-GAAP)	$149 - $154	$145 - $150	$128 - $138	$125 - $135
Effective tax rate	21%	20%	22%	21%
*The FY2020 projected GAAP diluted earnings per share of $1.96 to $2.01 shown in the January 16, 2020 press release was incorrect, and should have been $1.87 to $1.91. The FY2020 projected GAAP effective tax rate of 17% shown in the January 16, 2020 press release was incorrect, and should have been 21%.

Q2 2020 Guidance
(In millions, except per share amounts)	Q2 2020 GAAP	Q2 2020 Non-GAAP
Revenue	$93 - $99	$95 - $101
Diluted earnings per share	$0.36 - $0.40	$0.60 - $0.64

The expected economic impact of the COVID-19 crisis on our current 2020 business outlook is a reduction of approximately $10 to $13 million on GAAP and non-GAAP revenue, and approximately $0.06 to $0.08 on GAAP and non-GAAP earnings per share.

Based on current exchange rates, the expected negative currency translation impact on Progress' fiscal year 2020 business outlook compared to 2019 exchange rates is approximately $7 million on GAAP and non-GAAP revenue, and $0.06 on GAAP and non-GAAP earnings per share. The expected negative currency translation impact on Progress' fiscal Q2 2020 business outlook compared to 2019 exchange rates is approximately $2.5 million on GAAP and non-GAAP revenue, and $0.02 on GAAP and non-GAAP earnings per share. To the extent that there are changes in exchange rates versus the current environment, this may have an impact on Progress' business outlook.

Conference Call

Progress will hold a conference call to review its financial results for the fiscal first quarter of 2020 at 5:00 p.m. ET on Thursday, March 26, 2020. The call can be accessed on the investor relations section of the company’s website, located at www.progress.com. Additionally, you can listen to the call by telephone by dialing 1-800-458-4121, pass code 6922367. The conference call will include comments followed by questions and answers. An archived version of the conference call and supporting materials will be available on the Progress website within the investor relations section after the live conference call.

Legal Notice Regarding Non-GAAP Financial Information

Progress provides non-GAAP financial information as additional information for investors. These non-GAAP measures are not in accordance with, or an alternative to, generally accepted accounting principles in the United States ("GAAP"). Progress believes that the non-GAAP results described in this release are useful for an understanding of its ongoing operations and provide additional detail and an alternative method of assessing its operating results.  A reconciliation of non-GAAP adjustments to the company's GAAP financial results is included in the tables below and is available on the Progress website at www.progress.com within the investor relations section. Additional information regarding the company's non-GAAP financial information is contained in the company's Current Report on Form 8-K furnished to the Securities and Exchange Commission in connection with this press release, which is also available on the Progress website within the investor relations section.

Note Regarding Forward-Looking Statements

This press release contains statements that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Progress has identified some of these forward-looking statements with words like “believe,” “may,” “could,” “would,” “might,” “should,” “expect,” “intend,” “plan,” “target,” “anticipate” and “continue,” the negative of these words, other terms of similar meaning or the use of future dates.

Forward-looking statements in this press release include, but are not limited to, statements regarding Progress' business outlook and financial guidance. There are a number of factors that could cause actual results or future events to differ materially from those anticipated by the forward-looking statements, including, without limitation:

(1) Economic, geopolitical and market conditions can adversely affect our business, results of operations and financial condition, including our revenue growth and profitability, which in turn could adversely affect our stock price. (2) We may fail to achieve our financial forecasts due to such factors as delays or size reductions in transactions, fewer large transactions in a particular quarter, fluctuations in currency exchange rates, or a decline in our renewal rates for contracts. (3) Our ability to successfully manage transitions to new business models and markets, including an increased emphasis on a cloud and subscription strategy, may not be successful. (4) If we are unable to develop new or sufficiently differentiated products and services, or to enhance and improve our existing products and services in a timely manner to meet market demand, partners and customers may not purchase new software licenses or subscriptions or purchase or renew support contracts. (5) We depend upon our extensive partner channel and we may not be successful in retaining or expanding our relationships with channel partners. (6) Our international sales and operations subject us to additional risks that can adversely affect our operating results, including risks relating to foreign currency gains and losses. (7) If the security measures for our software, services or other offerings are compromised or subject to a successful cyber-attack, or if such offerings contain significant coding or configuration errors, we may experience reputational harm, legal claims and financial exposure. (8) We have made acquisitions, including our recent acquisition of Ipswitch, and may make acquisitions in the future, and those acquisitions may not be successful, may involve unanticipated costs or other integration issues or may disrupt our existing operations. (9) The coronavirus disease (COVID-19) outbreak and the impact it could have on our employees, customers, partners, and the global financial markets could adversely affect our business, results of operations and financial condition. For further information regarding risks and uncertainties associated with Progress' business, please refer to Progress' filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended November 30, 2019. Progress undertakes no obligation to update any forward-looking statements, which speak only as of the date of this press release.

About Progress

Progress (NASDAQ: PRGS) offers the leading platform for developing and deploying strategic business applications. We enable customers and partners to deliver modern, high-impact digital experiences with a fraction of the effort, time and cost. Progress offers powerful tools for easily building adaptive user experiences across any type of device or touchpoint, the flexibility of a cloud-native app dev platform to deliver modern apps, leading data connectivity technology, web content management, business rules, secure file transfer, network monitoring, plus award-winning machine learning that enables cognitive capabilities to be a part of any application. Over 1,700 independent software vendors, 100,000 enterprise customers, and two million developers rely on Progress to power their applications. Learn about Progress at www.progress.com or +1-800-477-6473.

Progress and Progress Software are trademarks or registered trademarks of Progress Software Corporation and/or its subsidiaries or affiliates in the U.S. and other countries. Any other names contained herein may be trademarks of their respective owners.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended
(In thousands, except per share data)	February 29, 2020	February 28, 2019	% Change
Revenue:
Software licenses	$30,629	$22,802	34%
Maintenance and services	79,054	66,747	18%
Total revenue	109,683	89,549	22%
Costs of revenue:
Cost of software licenses	1,389	1,167	19%
Cost of maintenance and services	11,851	9,439	26%
Amortization of acquired intangibles	1,646	5,433	(70)%
Total costs of revenue	14,886	16,039	(7)%
Gross profit	94,797	73,510	29%
Operating expenses:
Sales and marketing	24,198	22,323	8%
Product development	21,654	19,890	9%
General and administrative	12,748	12,285	4%
Amortization of acquired intangibles	4,131	3,188	30%
Restructuring expenses	1,040	415	151%
Acquisition-related expenses	314	—	*
Total operating expenses	64,085	58,101	10%
Income from operations	30,712	15,409	99%
Other expense, net	(3,397)	(2,003)	(70)%
Income before income taxes	27,315	13,406	104%
Provision for income taxes	6,199	4,004	55%
Net income	$21,116	$9,402	125%

Earnings per share:
Basic	$0.47	$0.21	124%
Diluted	$0.46	$0.21	119%
Weighted average shares outstanding:
Basic	44,897	44,956	—%
Diluted	45,515	45,286	1%

Cash dividends declared per common share	$0.165	$0.155	6%
*Not meaningful

Stock-based compensation is included in the condensed consolidated statements of operations, as follows:

Cost of revenue	$319	$244	31%
Sales and marketing	1,050	1,048	—%
Product development	1,926	1,928	—%
General and administrative	2,756	2,586	7%
Total	$6,051	$5,806	4%

CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

(In thousands)	February 29, 2020	November 30, 2019
Assets
Current assets:
Cash, cash equivalents and short-term investments	$177,055	$173,685
Accounts receivable, net	62,184	72,820
Unbilled receivables and contract assets	10,908	10,880
Other current assets	24,591	27,280
Total current assets	274,738	284,665
Long-term unbilled receivables and contract assets	12,792	12,492
Property and equipment, net	29,150	29,765
Goodwill and intangible assets, net	526,404	532,216
Right-of-use lease assets	25,907	—
Other assets	21,191	22,133
Total assets	$890,182	$881,271
Liabilities and shareholders' equity
Current liabilities:
Accounts payable and other current liabilities	$50,473	$72,674
Current portion of long-term debt, net	12,599	10,717
Short-term lease liability	6,601	—
Short-term deferred revenue	161,049	157,494
Total current liabilities	230,722	240,885
Long-term debt, net	280,382	284,002
Long-term lease liability	21,049	—
Long-term deferred revenue	19,749	19,752
Other long-term liabilities	10,323	6,350
Shareholders' equity:
Common stock and additional paid-in capital	296,699	295,953
Retained earnings	31,258	34,329
Total shareholders' equity	327,957	330,282
Total liabilities and shareholders' equity	$890,182	$881,271

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three Months Ended
(In thousands)	February 29, 2020	February 28, 2019
Cash flows from operating activities:
Net income	$21,116	$9,402
Depreciation and amortization	7,669	10,486
Stock-based compensation	6,051	5,806
Other non-cash adjustments	5,347	(2,827)
Changes in operating assets and liabilities	(7,167)	1,577
Net cash flows from operating activities	33,016	24,444
Capital expenditures	(1,148)	(246)
Repurchases of common stock, net of issuances	(15,755)	(23,106)
Dividend payments to shareholders	(7,468)	(6,992)
Payments of principal on long-term debt	(1,882)	(1,547)
Other	(3,393)	1,392
Net change in cash, cash equivalents and short-term investments	3,370	(6,055)
Cash, cash equivalents and short-term investments, beginning of period	173,685	139,513
Cash, cash equivalents and short-term investments, end of period	$177,055	$133,458

RESULTS OF OPERATIONS BY SEGMENT
(Unaudited)

	Three Months Ended
(In thousands)	February 29, 2020	February 28, 2019	% Change
Segment revenue:
OpenEdge	$77,079	$65,252	18%
Data Connectivity and Integration	13,685	6,000	128%
Application Development and Deployment	18,919	18,297	3%
Total revenue	109,683	89,549	22%
Segment costs of revenue and operating expenses:
OpenEdge	19,750	18,315	8%
Data Connectivity and Integration	2,680	1,500	79%
Application Development and Deployment	7,288	5,427	34%
Total costs of revenue and operating expenses	29,718	25,242	18%
Segment contribution margin:
OpenEdge	57,329	46,937	22%
Data Connectivity and Integration	11,005	4,500	145%
Application Development and Deployment	11,631	12,870	(10)%
Total contribution margin	79,965	64,307	24%
Other unallocated expenses(1)	49,253	48,898	1%
Income from operations	30,712	15,409	99%
Other expense, net	(3,397)	(2,003)	(70)%
Income before income taxes	$27,315	$13,406	104%

(1)The following expenses are not allocated to our segments as we manage and report our business in these functional areas on a consolidated basis only: certain product development and corporate sales and marketing expenses, customer support, administration, amortization and impairment of acquired intangibles, impairment of long-lived assets, loss on assets held for sale, stock-based compensation, restructuring, and acquisition-related expenses.

SUPPLEMENTAL INFORMATION
(Unaudited)

Revenue by Type

(In thousands)	Q1 2019	Q2 2019	Q3 2019	Q4 2019	Q1 2020
Software licenses	$22,802	$29,728	$30,686	$39,336	$30,629
Maintenance	59,999	62,528	67,611	68,868	70,056
Services	6,748	7,739	8,419	8,834	8,998
Total revenue	$89,549	$99,995	$106,716	$117,038	$109,683

Revenue by Region

(In thousands)	Q1 2019	Q2 2019	Q3 2019	Q4 2019	Q1 2020
North America	$46,498	$57,060	$60,208	$70,145	$65,413
EMEA	33,372	33,633	35,109	35,187	34,988
Latin America	4,461	4,108	5,470	5,626	4,000
Asia Pacific	5,218	5,194	5,929	6,080	5,282
Total revenue	$89,549	$99,995	$106,716	$117,038	$109,683

Revenue by Segment

(In thousands)	Q1 2019	Q2 2019	Q3 2019	Q4 2019	Q1 2020
OpenEdge	$65,252	$67,820	$78,607	$85,250	$77,079
Data Connectivity and Integration	6,000	12,932	8,754	12,217	13,685
Application Development and Deployment	18,297	19,243	19,355	19,571	18,919
Total revenue	$89,549	$99,995	$106,716	$117,038	$109,683

RECONCILIATIONS OF GAAP TO NON-GAAP SELECTED FINANCIAL MEASURES
(Unaudited)

	Three Months Ended				% Change
(In thousands, except per share data)	February 29, 2020		February 28, 2019		Non-GAAP
Adjusted revenue:
GAAP revenue	$109,683		$89,549
Acquisition-related revenue(1)	4,079		—
Non-GAAP revenue	$113,762	100%	$89,549	100%	27%

Adjusted income from operations:
GAAP income from operations	$30,712	28%	$15,409	17%
Amortization of acquired intangibles	5,777		8,621
Restructuring expenses	1,040		415
Stock-based compensation	6,051		5,806
Acquisition-related revenue(1) and expenses	4,393		—
Non-GAAP income from operations	$47,973	42%	$30,251	34%	59%

Adjusted net income:
GAAP net income	$21,116	19%	$9,402	10%
Amortization of acquired intangibles	5,777		8,621
Restructuring expenses	1,040		415
Stock-based compensation	6,051		5,806
Acquisition-related revenue(1) and expenses	4,393		—
Provision for income taxes	(3,674)		(1,519)
Non-GAAP net income	$34,703	31%	$22,725	25%	53%

Adjusted diluted earnings per share:
GAAP diluted earnings per share	$0.46		$0.21
Amortization of acquired intangibles	0.13		0.19
Restructuring expenses	0.02		0.01
Stock-based compensation	0.13		0.12
Acquisition-related revenue(1) and expenses	0.10		—
Provision for income taxes	(0.08)		(0.03)
Non-GAAP diluted earnings per share	$0.76		$0.50		52%

Non-GAAP weighted avg shares outstanding - diluted	45,515		45,286		1%

(1)Acquisition-related revenue constitutes revenue reflected as pre-acquisition deferred revenue that would otherwise have been recognized but for the purchase accounting treatment of acquisitions. Since GAAP accounting requires the elimination of this revenue, GAAP results alone do not fully capture all of our economic activities. Acquisition-related revenue adjustments relate to Progress' OpenEdge business segment for Ipswitch.

OTHER NON-GAAP FINANCIAL MEASURES
(Unaudited)

Revenue by Type

(In thousands)	Q1 2020	Non-GAAP Adjustment(1)	Non-GAAP Revenue
Software licenses	$30,629	$54	$30,683
Maintenance	70,056	3,823	73,879
Services	8,998	202	9,200
Total revenue	$109,683	$4,079	$113,762

Revenue by Region

(In thousands)	Q1 2020	Non-GAAP Adjustment(1)	Non-GAAP Revenue
North America	$65,413	$3,002	$68,415
EMEA	34,988	741	35,729
Latin America	4,000	66	4,066
Asia Pacific	5,282	270	5,552
Total revenue	$109,683	$4,079	$113,762

Revenue by Segment

(In thousands)	Q1 2020	Non-GAAP Adjustment(1)	Non-GAAP Revenue
OpenEdge	$77,079	$4,079	$81,158
Data Connectivity and Integration	13,685	—	13,685
Application Development and Deployment	18,919	—	18,919
Total revenue	$109,683	$4,079	$113,762

(1)Acquisition-related revenue constitutes revenue reflected as pre-acquisition deferred revenue that would otherwise have been recognized but for the purchase accounting treatment of acquisitions. Since GAAP accounting requires the elimination of this revenue, GAAP results alone do not fully capture all of our economic activities. Acquisition-related revenue adjustments relate to Progress' OpenEdge business segment for Ipswitch.

Adjusted Free Cash Flow

(In thousands)	Q1 2020	Q1 2019	% Change
Cash flows from operations	$33,016	$24,444	35%
Purchases of property and equipment	(1,148)	(246)	367%
Free cash flow	31,868	24,198	32%
Add back: restructuring payments	1,429	159	799%
Adjusted free cash flow	$33,297	$24,357	37%

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES FOR FISCAL YEAR 2020 GUIDANCE
(Unaudited)

Fiscal Year 2020 Updated Revenue Guidance
	Fiscal Year Ended	Fiscal Year Ending
	November 30, 2019	November 30, 2020
(In millions)		Low	% Change	High	% Change
GAAP revenue	$413.3	$419.7	2%	$429.7	4%
Acquisition-related adjustments - revenue(1)	18.7	8.3	(56)%	8.3	(56)%
Non-GAAP revenue	$432.0	$428.0	(1)%	$438.0	1%
(1)Acquisition-related revenue constitutes revenue reflected as pre-acquisition deferred revenue that would otherwise have been recognized but for the purchase accounting treatment of acquisitions. Since GAAP accounting requires the elimination of this revenue, GAAP results alone do not fully capture all of our economic activities. Acquisition-related revenue adjustments relate to Progress' OpenEdge business segment for Ipswitch.

Fiscal Year 2020 Updated Non-GAAP Operating Margin Guidance
	Fiscal Year Ending November 30, 2020
(In millions)	Low	High
GAAP income from operations	$112.2	$116.1
GAAP operating margins	27%	27%
Acquisition-related revenue	8.3	8.3
Restructuring expense	1.0	1.0
Stock-based compensation	23.3	23.3
Amortization of intangibles	23.2	23.2
Total adjustments	55.8	55.8
Non-GAAP income from operations	$168.0	$171.9
Non-GAAP operating margin	39%	39%

Fiscal Year 2020 Updated Non-GAAP Earnings per Share and Effective Tax Rate Guidance
	Fiscal Year Ending November 30, 2020
(In millions, except per share data)	Low	High
GAAP net income	$77.9	$81.0
Adjustments (from previous table)	55.8	55.8
Income tax adjustment(2)	(10.7)	(10.7)
Non-GAAP net income	$123.0	$126.1

GAAP diluted earnings per share	$1.73	$1.80
Non-GAAP diluted earnings per share	$2.73	$2.80

Diluted weighted average shares outstanding	45.0	45.0

(2)Tax adjustment is based on a non-GAAP effective tax rate of approximately 21% for Low and High, calculated as follows:
Non-GAAP income from operations	$168.0	$171.9
Other (expense) income	(12.3)	(12.3)
Non-GAAP income from continuing operations before income taxes	155.7	159.6
Non-GAAP net income	123.0	126.1
Tax provision	$32.7	$33.5
Non-GAAP tax rate	21%	21%

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES FOR FISCAL YEAR 2020 GUIDANCE
(Unaudited)

Fiscal Year 2020 Updated Adjusted Free Cash Flow Guidance
	Fiscal Year Ending November 30, 2020
(In millions)	Low	High
Cash flows from operations (GAAP)	$128	$138
Purchases of property and equipment	(6)	(6)
Add back: restructuring payments	3	3
Adjusted free cash flow (non-GAAP)	$125	$135

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES FOR Q2 2020 GUIDANCE
(Unaudited)

Q2 2020 Revenue Guidance
	Three Months Ended	Three Months Ending
	May 31, 2019	May 31, 2020
(In millions)		Low	% Change	High	% Change
GAAP revenue	$100.0	$92.9	(7)%	$98.9	(1)%
Acquisition-related adjustments - revenue(1)	3.5	2.1	(40)%	2.1	(40)%
Non-GAAP revenue	$103.5	$95.0	(8)%	$101.0	(2)%
(1)Acquisition-related revenue constitutes revenue reflected as pre-acquisition deferred revenue that would otherwise have been recognized but for the purchase accounting treatment of acquisitions. Since GAAP accounting requires the elimination of this revenue, GAAP results alone do not fully capture all of our economic activities. Acquisition-related revenue adjustments relate to Progress' OpenEdge business segment for Ipswitch.

Q2 2020 Non-GAAP Earnings per Share Guidance
	Three Months Ending May 31, 2020
	Low	High
GAAP diluted earnings per share	$0.36	$0.40
Acquisition-related revenue	0.05	0.05
Stock-based compensation	0.11	0.11
Amortization of intangibles	0.13	0.13
Total adjustments	0.29	0.29
Income tax adjustment	(0.05)	(0.05)
Non-GAAP diluted earnings per share	$0.60	$0.64